C L I F F O R D C H A N C E	CLIFFORD CHANGE LLP

Execution Version

WESTERN POWER DISTRIBUTION PLC AS THE BORROWER HSBC BANK PLC AND MIZUHO BANK, LTD. AS MANDATED LEAD ARRANGERS AND MIZUHO BANK, LTD. AS FACILITY AGENT
£230,000,000 TERM FACILITY AGREEMENT

	CONTENTS
Clause		Page
1	Interpretation	1
2	The Facility	20
3	Purpose	22
4	Conditions Precedent	22
5	Utilisation	23
6	Repayment	24
7	Prepayment and Cancellation	24
8	Interest	27
9	Terms	28
10	Changes To The Calculation Of Interest	29
11	Tax gross-up and indemnities	30
12	Increased Costs	39
13	Mitigation	40
14	Payments	42
15	Representations	45
16	Information Covenants	49
17	Financial Covenants	53
18	General Covenants	56
19	Default	63
20	Role of the Facility Agent and the Arranger	67
21	Conduct of business by the Finance Parties	76
22	Evidence and Calculations	76
23	Fees	77
24	Other Indemnities	77
25	Expenses	78
26	Amendments and Waivers	79
27	Changes to the Parties	81
28	Confidentiality and Disclosure of Information	87
29	Confidentiality of Funding Rates	90
30	Set-off	92
31	Pro rata sharing	92
32	Severability	93
33	Counterparts	94
34	Notices	94
35	Language	96
36	Governing law	96
37	Enforcement	96
Schedule 1 Original Parties		98
Schedule 2 Conditions Precedent		99
Schedule 3 Requests		100
Part I Request		100
Part II Selection Notice		101

THIS AGREEMENT is dated 28 March 2017
BETWEEN:

(1)	WESTERN POWER DISTRIBUTION PLC (registered number 09223384) (the "Borrower");

(2)	HSBC BANK PLC and MIZUHO BANK, LTD. as mandated lead arrangers (whether acting individually or together the "Arranger");

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the "Original Lenders"); and

(4)	MIZUHO BANK, LTD. as facility agent (the "Facility Agent").
IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Agreement:
"Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor's Rating Services or A- or higher by Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
"Acceptable Jurisdiction" means:

(a)	the United States of America;

(b)	the United Kingdom; or

(c)
any other member state of the European Union or any Participating Member State where such country has long term sovereign credit rating of AA or higher by Standard & Poor's Rating Services or Aa2 or higher from Moody's Investors Service Limited or AA or higher from Fitch Ratings Ltd.

"Act" means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto.
"Administrative Party" means the Arranger, or the Facility Agent.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
"Applicable Accounting Principles" means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 2006, in each case as used in the Original Financial Statements.
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Authority" means The Gas and Electricity Markets Authority established under Section 1 of the Utilities Act 2000.
"Availability Period" means, in respect of any Lender's Available Commitment, the period from and including the date of this Agreement to and including the date falling two weeks after the date of this Agreement.
"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loans, the amount of its participation in any Loans that are due to be made on or before the proposed Drawdown Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.
"Balancing and Settlement Code" means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by The National Grid Company plc (Registered No. 2366977) or its successor pursuant to its transmission licence.
"Balancing and Settlement Code Framework Agreement" means the agreement of that title, in the form approved by the Secretary of State, as amended from time to time, to which a Distribution Company is a party and by which the Balancing and Settlement Code is made binding upon that Distribution Company.
"Basel III" means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systematically important banks contained in "Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
"Break Costs" means the amount (if any) determined by the relevant Lender by which:

(a)
the interest (excluding Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or Unpaid Sum to the last day of the applicable Term for that Loan or Unpaid Sum if the principal or Unpaid Sum received had been paid on the last day of that Term;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the applicable Term.

"Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in London.
"Code" means the US Internal Revenue Code of 1986.
"Commitment" means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
"Compliance Certificate" means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.
"Confidential Information" means all information relating to each of the Borrower and its Subsidiaries, PPL Corporation and any of its Subsidiaries which directly or indirectly holds shares in the Borrower and the directors, officers and employees of any of them (the "Extended Group"), the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Extended Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Extended Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 28 (Confidentiality and disclosure of information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Extended Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent.
"Contribution Notice" means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.
"CRD IV" means:

(a)	Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

"CTA 2009" means the Corporation Tax Act 2009.
"CTA 2010" means the Corporation Tax Act 2010.
"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
"Default" means:

(a)	an Event of Default; or

(b)
an event or circumstance which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Drawdown Date of that Loan in accordance with Clause 5.4 (Advance of Loan);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,
and payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Finance Documents (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Distribution Certificate" means a distribution certificate substantially in the form of Schedule 11 (Form of Distribution Certificate).
"Distribution Companies" means Western Power Distribution (South West) plc, Western Power Distribution (South Wales) plc, Western Power Distribution (West Midlands) plc and Western Power Distribution (East Midlands) plc and any other distribution company which is licensed by OFGEM or any successor regulatory body as a distribution network operator and owned (whether directly or indirectly) by the Borrower from time to time.
"Drawdown Date" means each date on which a Loan is made.
"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).
"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
"Environmental Law" means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

"Event of Default" means an event or circumstance specified as such in this Agreement.
"Facility" means the term facility made available under this Agreement as described in sub-clause 2.1 of Clause 2 (The Facility).
"Facility Office" means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days' notice,

as the office(s) through which it will perform its obligations under this Agreement.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter entered into by reference to the Facility between one or more Administrative Parties and the Borrower setting out the amount of certain fees referred to in the Agreement.
"Final Maturity Date" means the date falling nine months after the date of this Agreement.
"Finance Document" means:

(a)	this Agreement;

(b)	a Fee Letter;

(c)	a Transfer Certificate;

(d)	an Assignment Agreement; or

(e)	any other document designated as such by the Facility Agent and the Borrower.
"Finance Party" means a Lender or an Administrative Party.
"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any finance or capital lease;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis);

(g)
the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)
any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(i)	any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.
"Financial Support Direction" means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.
"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (b) of sub-clause 10.3.1 of Clause 10.3 (Cost of funds).
"Group" means the Borrower and its Subsidiaries.

"Holding Company" means in relation to a person, any other person in respect of which it is a Subsidiary.
"Impaired Agent" means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event,
and payment is made within five Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).
"Increase Lender" has the meaning given to that term in Clause 2.2 (Increase).
"Increased Cost" means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return under a Finance Document or on a Finance Party's (or its Affiliate's) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.
"Insolvency Event" in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Interpolated Screen Rate" means, in relation to any Loan, the rate rounded to the same number of decimal places as the two relevant Screen Rates which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan, each as of the Specified Time for Sterling.
"ITA" means the Income Tax Act 2007.
"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any jurisdiction in which a member of the Group or a Holding Company of the Borrower is incorporated; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided under Schedule 2 (Conditions Precedent).
"Lender" means:

(a)	an Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 27 (Changes to the Parties),
which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.
"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for Sterling and for a period equal in length to the Term of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rates), and if, in each case, that rate is less than zero, LIBOR shall be deemed to be zero.

"Licence" means:

(a)
each electricity distribution licence made and treated as granted to a Distribution Company under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September, 2001; or

(b)
any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 (or any equivalent legislation which supersedes the Utilities Act 2000) which permit a Distribution Company to distribute electricity in the area it is certified to operate in.

"LMA" means the Loan Market Association.
"Loan" means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.
"Majority Lenders" means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66⅔ per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there are no Loans then outstanding, whose undrawn Commitments then aggregate 66⅔ per cent. or more of the Total Commitments; or

(c)
if there are no Loans then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66⅔ per cent. or more of the Total Commitments immediately before the reduction.

"Margin" means, provided that:

(a)
at least one of Moody's Investors Service Limited ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's") has provided a rating (being an issuer rating with respect to the Borrower from Moody's and a long-term corporate credit rating with respect to the Borrower from Standard & Poor's) (the "Ratings"); and

(b)	no Event of Default is outstanding,
the rate set out in the table below:

Rating (Moody's)	Rating (Standard & Poor's)	Margin (per annum)
Less than or equal to Ba1	Less than or equal to BB+	2.00%
Baa3	BBB-	1.60%
Baa2	BBB	1.30%
Baa1	BBB+	1.10%
More than or equal to A3	More than or equal to A-	0.90%

If the current Moody's and Standard & Poor's Ratings imply different Margin rates, the Margin shall be the average of the two Margin rates implied. If only one of Moody's and Standard & Poor's provides a Rating, that Rating alone shall be used to determine the applicable Margin. If neither Moody's nor Standard & Poor's provides a Rating, or if an Event of Default is outstanding, the applicable Margin shall be 2.00% per annum. Any increase or decrease in the Margin shall take effect on (i) the date on which the Moody's and/or Standard & Poor's Rating is published or, as the case may be, changed or (ii) where the Facility Agent receives notice from the Borrower or otherwise becomes aware that an Event of Default has occurred or has ceased to be outstanding, with effect from the date on which such Event of Default occurs or ceases to be outstanding.
The Borrower shall notify the Facility Agent of any change to the Moody's or Standard & Poor's Rating pursuant to sub-clause 16.4.7.
For the purposes of this definition, an Event of Default being "outstanding" means that it has not been remedied (as evidenced by the Borrower to the Facility Agent (acting reasonably)) or waived.
"Material Adverse Effect" means a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole;

(b)	the ability of the Borrower to perform its payment obligations under the Finance Documents or its obligations under Clauses 17.3 (Interest Cover) or 17.4 (Asset Cover) of this Agreement; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.
"Measurement Date" means the last day of a Measurement Period, being 31 March or 30 September.
"Measurement Period" means each period of twelve months ending on 31 March or 30 September.
"New Lender" has the meaning given to that term in sub-clause 27.2.1 of Clause 27.2 (Assignments and transfers by Lenders).
"OFGEM" means the Office of Gas and Electricity Markets.
"Original Financial Statements" means the audited consolidated financial statements of the Borrower and each Distribution Company for the year ended 31 March 2016.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Pensions Regulator" means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

"Permitted Acquisition" means the acquisition by any member of the Group of an entity:

(a)	which carries out a Permitted Business;

(b)	which is incorporated or established in England or the European Union; and

(c)
in respect of which the Borrower has delivered to the Facility Agent, not later than three Business Days before the relevant member of the Group legally commits to make such acquisition, a certificate signed by two directors of the Borrower to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target entity giving calculations showing in reasonable detail that the Borrower would have remained in compliance with its obligations under Clause 17 (Financial Covenants) if the covenant tests had been recalculated for the most recently ended Measurement Period consolidating the financial statements of the target entity (consolidated if it has Subsidiaries) with the financial statements of the Group for such period on a pro forma basis and as if the consideration (including associated costs and expenses) for the proposed acquisition had been paid at the start of that Measurement Period.

"Permitted Business" means:

(a)	a business that:

(i)	possesses characteristics similar to the regulated business of a distribution network operator, as carried out by any of the Distribution Companies (a "DNO Business");

(ii)	provides facilities for and connected with a DNO Business;

(iii)	is complementary or ancillary to the operation of a DNO Business or any other business already conducted by an entity within the Group;

(iv)	provides services to any member of the Group which are currently provided by third parties; or

(b)	any other business approved or consented to by the Facility Agent.
"Person" has the meaning given to that term in Clause 15.20 (Sanctions).
"PPL Corporation" means PPL Corporation, a company incorporated in Pennsylvania, US, whose head office is at 2 N 9th Street, Allentown, PA18101, Pennsylvania, US, and whose registered number is 2570936.
"PPL Group" means PPL Corporation and any of its Subsidiaries.
"Pro Rata Share" means:

(a)	for the purpose of determining a Lender's share in a Loan, the proportion which its Available Commitment bears to the Available Facility immediately prior to making the Loan; and

(b)	for any other purpose on a particular date:

(i)	the proportion which its Commitment bears to the Total Commitments on that date; or

(ii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.
"PUHCA" means the Public Utility Holding Company Act of 2005, as amended, of the United States of America.
"Qualifying Lender" has the meaning given to it in Clause 11 (Tax gross-up and Indemnities).
"Rate Fixing Day" means, in relation to any period for which an interest rate is to be determined, the first day of that period, unless market practice differs in the Relevant Market, in which case the Rate Fixing Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Rate Fixing Day will be the last of those days).
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Market" means the London interbank market.
"Repeating Representations" means the representations which are deemed to be repeated under this Agreement.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Request" means a request for a Loan, substantially in the relevant form set out in Part I of Schedule 3 (Requests).
"Sanctions" has the meaning given to that term in Clause 15.20 (Sanctions).
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Sterling and for the relevant period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

"Secretary of State" means the Secretary of State for Business, Energy and Industrial Strategy.
"Security Interest" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
"Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Terms)
"Specified Time" means a day or time determined in accordance with Schedule 8 (Timetable).
"Subordination Deed" means a document substantially in the form set out in Schedule 10 (Form of Subordination Deed) duly completed and executed by the parties thereto.
"Subsidiary" means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, addition to tax or any interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" has the meaning given to it in Clause 11 (Tax gross-up and Indemnities).
"Tax Deduction" has the meaning given to it in Clause 11 (Tax gross-up and Indemnities).
"Tax Payment" means either the increase in a payment made by the Borrower to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).
"Term" means, in respect of a Loan, each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.
"Total Commitments" means the aggregate of the Commitments, being £230,000,000 at the date of this Agreement.
"Transfer Certificate" means a certificate, substantially in the form of Schedule 4 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Borrower.
"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"Treaty Lender" has the meaning given to it in Clause 11 (Tax gross-up and Indemnities).
"U.K." means the United Kingdom.
"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.
"US" means the United States of America.
"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

1.2.1	The following definitions have the meanings given to them in Clause 17 (Financial Covenants):

(a)	Cash;

(b)	Cash Equivalent Investments;

(c)	Consolidated EBITDA;

(d)	Interest Payable;

(e)	Regulatory Asset Value; and

(f)	Total Net Debt.

1.2.2	In this Agreement, unless the contrary intention appears, a reference to:

(a)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(d)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(e)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(f)
know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(g)
a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(h)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(i)
the winding-up of a person includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XXVI of the Companies Act 2006 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person;

(j)	a currency is a reference to the lawful currency for the time being of the relevant country;

(k)
save as set out in the definition of Margin in Clause 1.1 (Definitions), a Default (other than an Event of Default) being outstanding means that it has not been remedied or waived and an Event of Default being outstanding means that it has not been waived;

(l)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(m)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(n)	a person includes its successors in title, permitted assigns and permitted transferees;

(o)	a Finance Document or another document is a reference to that Finance Document or other document as amended;

(p)	a "group of Lenders" includes all the Lenders; and

(q)	a time of day is a reference to London time.

1.2.3	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(a)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(b)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(c)
notwithstanding paragraph (a) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

The above rules will only apply to the last month of any period.

1.2.4	Unless the contrary intention appears:

(a)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(b)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(c)
any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents.

1.2.5	The headings in this Agreement do not affect its interpretation.

1.2.6
The determination of the extent to which a rate is "for a period equal in length" to a Term shall disregard any inconsistency arising from the last day of that Term being determined pursuant to the terms of this Agreement.

1.3	Third Party Rights

1.3.1
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

1.3.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4	Currency symbols and definitions
"£", "GBP" and "Sterling" denote the lawful currency of the United Kingdom.

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a Sterling term facility in an aggregate amount which is equal to the Total Commitments.

2.2	Increase

2.2.1	The Borrower may by giving prior notice to the Facility Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(a)	the Available Commitments of a Defaulting Lender in accordance with sub-clause 7.6.4 of Clause 7.6 (Involuntary prepayment and cancellation); or

(b)	the Commitments of a Lender in accordance with Clause 7.1 (Mandatory prepayment – illegality), request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount in Sterling of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(c)
the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Borrower (each of which shall not be a member of the Group and which is further acceptable to the Facility Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(d)
the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(e)
each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(f)	the Commitments of the other Lenders shall continue in full force and effect; and

(g)
any increase in the Total Commitments shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in sub-clause 2.2.2 below are satisfied.

2.2.2	An increase in the Total Commitments will only be effective on:

(a)	the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(b)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Facility Agent of all necessary "know your customer requirements" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Borrower and the Increase Lender.

2.2.3
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.2.4
Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Borrower shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of £1,750 and the Borrower shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

2.2.5
The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a letter between the Borrower and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

2.2.6	Clause 27.4 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(a)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(b)	the "New Lender" were references to that "Increase Lender"; and

(c)	a "re‑transfer" and "re-assignment" were references to respectively a "transfer" and "assignment"."

2.2.7	Each Party (other than the Increase Lender) irrevocably authorises the Facility Agent to execute any duly completed Increase Confirmation on its behalf.

2.3	Finance Party's rights and obligations

2.3.1
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.

No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.3.2
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with sub-clause 2.3.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or other amount owed by the Borrower which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

2.3.3	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility towards an advance payment of its pension contributions for the financial year ending 5 April 2018.

3.2	No obligation to monitor
No Finance Party is bound to monitor or verify any amount borrowed pursuant to this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

4.1.1
A Request may not be given until the Facility Agent has notified the Borrower and the Lenders that it has received (or, subject to all Lender consent, waived receipt of) all of the documents and evidence set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall give this notification to the Borrower and the Lenders upon being so satisfied.

4.1.2
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph 4.1.1 above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent
The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan:

4.2.1	the Repeating Representations are correct in all material respects; and

4.2.2	no Default is outstanding or would result from the Loan.

4.3	Maximum number
Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than two Loans outstanding.

5.	UTILISATION

5.1	Giving of Requests

5.1.1	The Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request not later than the Specified Time.

5.1.2	Each Request is irrevocable.

5.2	Completion of Requests
A Request for a Loan will not be regarded as having been duly completed unless:

5.2.1	the Drawdown Date is a Business Day falling within the Availability Period;

5.2.2	the currency and amount of the proposed Loan comply with Clause 5.3 (Currency and amount); and

5.2.3	the proposed Term complies with this Agreement.
Only one Loan may be requested in a Request.

5.3	Currency and amount

5.3.1	The currency specified in a Request must be Sterling.

5.3.2	The amount of the proposed Loan must be a minimum of £5,000,000 and an integral multiple of £1,000,000 or, if less, the Available Facility.

5.4	Advance of Loan

5.4.1	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

5.4.2	The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Drawdown Date.

5.4.3	No Lender is obliged to participate in a Loan if as a result:

(a)	its share in the aggregate amount of the Loans would exceed its Commitment; or

(b)	the aggregate amount of the Loans would exceed the Total Commitments.

5.4.4	If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Borrower by no later than 2.00 pm on the Drawdown Date.

5.4.5	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan in each case by the Specified Time.

6.	REPAYMENT

6.1	Repayment of Loans

6.1.1	The Borrower must repay each Loan in full on the Final Maturity Date.

6.1.2	The Borrower may not re-borrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment - illegality

7.1.1
A Lender must notify the Borrower promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so.

7.1.2	After notification under sub-clause 7.1.1 above:

(a)	the Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in sub-clause 7.1.3 below; and

(b)	the Available Commitment of that Lender will be immediately cancelled.

7.1.3	The date for repayment or prepayment of a Lender's share in a Loan will be:

(a)	the Business Day following receipt by the Borrower of notice from the Lender under sub-clause 7.1.1 above; or

(b)	if later, the latest date allowed by the relevant law,
and on such date that Lender's corresponding Commitment shall be cancelled in the amount of the participation repaid.

7.2	Mandatory prepayment - change of control
If, except to the extent of a group reorganisation where the Borrower continues to be controlled directly or indirectly by PPL Corporation, the Borrower becomes aware of any person (whether alone or together with any associated person or persons) gaining control of the Borrower (for these purposes "associated person" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a "connected person" (as defined in section 1122 of the CTA 2010) of that person and "control" means the relevant person satisfies any of the criteria set out in paragraphs (1)(a) to (c) of Section 1159 of the Companies Act 2006):

7.2.1	within five days of such date, the Borrower shall give notice of such change of control to the Facility Agent;

7.2.2
the Lenders and the Borrower shall immediately enter into negotiations for a period of not more than 45 days from the date of the change of control with a view to agreeing whether the Facility shall continue to be made available and on what terms;

7.2.3	if no such agreement is reached within the said period of 45 days then:

(a)	any Lender may on 10 days' notice to the Facility Agent and to the Borrower require the repayment of its share in each Loan and cancel its Commitment; and

(b)	the Majority Lenders may on 10 days' notice to the Borrower require repayment in full of all outstanding Loans and cancel the Total Commitments; and

7.2.4
a Lender shall not be obliged to fund any further loans under the Facility during the negotiation period set out in sub-clause 7.2.2, and if no agreement is reached within such negotiation period, during the 10 day notice period set out in sub-clause 7.2.3.

7.3	Voluntary prepayment

7.3.1	The Borrower may, by giving not less than five Business Days' prior written notice to the Facility Agent, prepay any Loan at any time in whole or in part.

7.3.2	A prepayment of part of a Loan must be by an amount that reduces the amount of the Loan by a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

7.3.3	Any prepayment of a Loan pursuant to this Clause 7.3 shall be applied pro rata to each Lender's participation in that Loan.

7.4	Automatic cancellation
The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

7.5	Voluntary cancellation

7.5.1	The Borrower may, by giving not less than three Business Days' prior written notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

7.5.2	Partial cancellation of the Total Commitments must be by an amount that reduces the amount of the Loan by a minimum amount of £5,000,000 and an integral multiple of £1,000,000.

7.5.3	Any cancellation in part shall be applied against the Commitment of each Lender pro rata.

7.6	Involuntary prepayment and cancellation

7.6.1
If the Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Borrower may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

7.6.2	After notification under sub-clause 7.6.1 above:

(a)	the Borrower must repay or prepay that Lender's share in each Loan made to it on the date specified in sub-clause 7.6.3 below; and

(b)	the Commitment of that Lender will be immediately cancelled.

7.6.3	The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Borrower in its notification.

7.6.4
If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days' notice of cancellation of the Available Commitment of that Lender.

7.6.5	On the notice referred to in sub-clause 7.6.4 above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

7.6.6	The Facility Agent shall as soon as practicable after receipt of a notice referred to in sub-clause 7.6.4 above, notify all the Lenders.

7.7	No re-borrowing of Loans
The Borrower may not re-borrow any part of the Facility which is prepaid.

7.8	Miscellaneous provisions

7.8.1
Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

7.8.2	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

7.8.3	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

7.8.4	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

7.8.5	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

7.8.6
If all or part of any Lender's participation in a Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

8.	INTEREST

8.1	Calculation of interest
The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

8.1.1	Margin; and

8.1.2	LIBOR.

8.2	Payment of interest
Except where it is provided to the contrary in this Agreement, the Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3	Interest on overdue amounts

8.3.1
If the Borrower fails to pay any amount payable by it under the Finance Documents on its due date, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

8.3.2
Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan. For this purpose, the Facility Agent may (acting reasonably):

(a)	select successive Terms of any duration of up to three months; and

(b)	determine the appropriate Rate Fixing Day for that Term.

8.3.3	Notwithstanding sub-clause 8.3.2 above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(a)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(b)	the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-clause 8.3.2 above.

8.3.4	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.4	Notification of rates of interest

8.4.1	The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

8.4.2	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

9.	TERMS

9.1	Selection

9.1.1	The Borrower may select the Term for a Loan in the relevant Request or (if the Loan has already been borrowed) in a Selection Notice.

9.1.2	Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

9.1.3	If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with sub-clause 9.1.2 above, the relevant Term will be one month.

9.1.4	Subject to this Clause, the Borrower may select a Term for each Loan of one, three or six months or any other period agreed between the Borrower and the Lenders in relation to the relevant Loan.

9.1.5	A Term for a Loan shall start on the Drawdown Date for that Loan or (if already made) on the last day of its preceding Term.

9.2	No overrunning the Final Maturity Date
If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on such Final Maturity Date.

9.3	Other adjustments

9.3.1	The Facility Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

9.3.2
Subject to sub-clause 9.3.3 below, if two or more Terms in respect of Loans end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Term, be consolidated into, and treated as, a single Loan on the last day of the Term.

9.3.3
Subject to Clause 4.3 (Maximum Number) and Clause 5.2 (Completion of Requests) if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Term, be so divided into the amounts specified in that Selection Notice, having an aggregate amount equal to the amount of the Loan immediately before its division.

9.4	Notification
The Facility Agent must notify the Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

10.1.1
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Term of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Term of that Loan.

Cost of funds: If no Screen Rate is available for LIBOR for Sterling or for the Term of a Loan and it is not possible to calculate the Interpolated Screen Rate, there shall be no LIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Term.

10.2	Market disruption
If before close of business in London on the Rate Fixing Day for the relevant Term the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Term.

10.3	Cost of funds

10.3.1	If this Clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Term shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

10.3.2
If this Clause 10.3 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.3	Any alternative basis agreed pursuant to sub-clause 10.3.2 above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

10.4.1
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of a Term for that Loan or Unpaid Sum.

10.4.2	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Term in which they accrue.

11.	TAX GROSS-UP AND INDEMNITIES

11.1	Definitions

11.1.1	In this Agreement:
"Qualifying Lender" means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(i)    a Lender:

(A)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA 2009; or

(B)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)    a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;
(B)    a partnership each member of which is:
(1)    a company so resident in the United Kingdom; or

(2)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(C)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or

(iii)    a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.
"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)    a partnership each member of which is:
(i)    a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Treaty Lender" means a Lender which:
(a)    is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)
meets all other conditions which must be met under the Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, except that for this purpose it shall be assumed that the following are satisfied:

(i)
any condition which relates (expressly or by implication) to the amounts or terms of any Loan or the Finance Documents or any condition which relates (expressly or by implication) to there not being a special relationship between the Borrower and the Finance Party or between them both and another person; and

(ii)    any necessary procedural formality.
"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
"UK Non-Bank Lender" means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement, Transfer Certificate or Increase Confirmation which it executes on becoming a Party.

11.1.2	Unless a contrary indication appears, in this Clause 11 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

11.2.1	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.2
The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

11.2.3
If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

11.2.4	A payment shall not be increased under sub-clause 11.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(b)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(i)
an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower a certified copy of that Direction; and

(ii)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(c)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(i)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(ii)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(d)
the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under sub-clause 11.2.7 below.

11.2.5
If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.6
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
11.2.7

(a)
Subject to paragraph (b) below, a Treaty Lender and the Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(b)	Nothing in paragraph (a) above shall require a Treaty Lender to:

(i)	register under the HMRC DT Treaty Passport scheme;

(ii)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(iii)
file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 11.2.9 below or sub-clause 11.6.1 of Clause 11.6 (HMRC DT Treaty Passport scheme confirmation) and the Borrower making that payment has not complied with its obligations under sub-clause 11.2.10 below or sub-clause 11.6.2 of Clause 11.6 (HMRC DT Treaty Passport scheme confirmation).

11.2.8	A UK Non-Bank Lender shall promptly notify the Borrower and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

11.2.9
A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to the Borrower) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Original Parties).

11.2.10
Where a Lender includes the indication described in sub-clause 11.2.9 above in Schedule 1 (Original Parties), the Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing provided that the Borrower shall not be liable in respect of any non-compliance with its obligations under this sub-clause 11.2.10 where such non-compliance is due to circumstances beyond the control of the Borrower (including, without limitation, any delay, failure or omission on the part of the relevant Lender or the Facility Agent to comply with any obligation owed to the Borrower, or to any inaccuracy in any information provided by the relevant Lender or the Facility Agent in connection with the DT Treaty Passport scheme).

11.2.11	Any Lender which has confirmed that it is entitled to use its DT Treaty Passport in accordance with sub-clause 11.2.9 or sub-clause 11.6.1 of Clause 11.6 (HMRC

DT Treaty Passport scheme confirmation) will reasonably promptly notify the Facility Agent and the Borrower if at any time it ceases to holds a passport under the HMRC DT Treaty Passport scheme or if it ceases to be able to use such passport as a Lender.

11.2.12
If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 11.2.9 above or sub-clause 11.6.1 of Clause 11.6 (HMRC DT Treaty Passport scheme confirmation), the Borrower shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan.

11.3	Tax indemnity

11.3.1
Except as provided below, the Borrower must indemnify a Finance Party, within three Business Days of demand, against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

11.3.2	Sub-clause 11.3.1 above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(a)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

11.3.3	Sub-clause 11.3.1 above does not apply to any Tax assessed on a Finance Party to the extent the loss or liability:

(a)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up);

(b)	would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 11.2 (Tax gross-up) applied; or

(c)	relates to a FATCA Deduction required to be made by a Party.

11.3.4	A Finance Party making, or intending to make, a claim under sub-clause 11.3.1 above must promptly notify the Borrower of the event which will give, or has given, rise to the claim.

11.4	Tax Credit
If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

11.4.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

11.4.2	that Finance Party has obtained and utilised that Tax Credit, then, if in its discretion (acting reasonably) it can do so without any further adverse consequences for it, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

11.5	Lender Status Confirmation
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to the Borrower, which of the following categories it falls in:

11.5.1	not a Qualifying Lender;

11.5.2	a Qualifying Lender (other than a Treaty Lender); or

11.5.3	a Treaty Lender.
If a New Lender or Increase Lender fails to indicate its status in accordance with this Clause 11.5 then such New Lender or Increase Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 11.5.

11.6	HMRC DT Treaty Passport scheme confirmation

11.6.1
A New Lender or Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to the Borrower) in the Assignment Agreement, Transfer Certificate or Increase Confirmation (as applicable) which it executes by including its scheme reference number and its jurisdiction of tax residence in that Assignment Agreement, Transfer Certificate or Increase Confirmation.

11.6.2
Where a New Lender or Increase Lender includes the indication described in sub-clause 11.6.1 above in the relevant Assignment Agreement, Transfer Certificate or Increase Confirmation (as applicable) the Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the relevant Transfer Date or the date on which such increase takes effect and shall promptly provide the Lender with a copy of that filing.

11.7	Stamp taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Tax payable in respect of a Transfer Certificate or other transfer or disposal of a Lender's rights or obligations under a Finance Document.

11.8	VAT

11.8.1
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to sub-clause 11.8.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

11.8.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

11.8.3
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

11.8.4
Any reference in this Clause 11.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

11.8.5
In relation to any supply made by a Finance Party to any Party under a Finance Document if reasonably requested by such Finance Party that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

11.9	FATCA Information

11.9.1	Subject to sub-clause 11.9.3 below, each Party shall, within ten Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(c)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

11.9.2
If a Party confirms to another Party pursuant to paragraph (a) of sub-clause 11.9.1 above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

11.9.3
Sub-clause 11.9.1 above shall not oblige any Finance Party to do anything, and paragraph (c) of sub-clause 11.9.1 above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

11.9.4
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a) or (b) of sub-clause 11.9.1 above (including, for the avoidance of doubt, where sub-clause 11.9.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.10	FATCA Deduction

11.10.1
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

11.10.2
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.	INCREASED COSTS

12.1	Increased Costs
Except as provided below in this Clause, the Borrower must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

12.1.1	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation;

12.1.2	compliance with any law or regulation made after the date of this Agreement;

12.1.3
the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent such increased costs were not reasonably capable of being accurately calculated prior to the date of this Agreement; or

12.1.4	compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any law or regulation made under, or connected with, that Act.

12.2	Exceptions

The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

12.2.1	compensated for under another Clause or would have been but for an exception to that Clause;

12.2.2	attributable to a Tax Deduction required by law to be made by the Borrower;

12.2.3
compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 11.3 (Tax indemnity) applied);

12.2.4	attributable to a FATCA Deduction required to be made by a Party;

12.2.5	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

12.2.6
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

12.3	Claims
A Finance Party intending to make a claim for an Increased Cost must notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim.

13.	MITIGATION

13.1	Mitigation

13.1.1
Each Finance Party shall, in consultation with the Borrower (other than upon the occurrence of an event referred to at paragraph (d) below where no such consultation is required), take all reasonable steps to mitigate any circumstances which arise and which result or would result in the Facility ceasing to be available or:

(a)	any Tax Payment or Increased Cost being payable to that Finance Party;

(b)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

(c)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

(d)	the occurrence of any market disruption event,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

13.1.2	A Finance Party is not obliged to take any step under this Clause 13 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.1.3	Each Finance Party must promptly notify the Borrower of any circumstances as described in paragraphs (a) to (d) of sub-clause 13.1.1 of this Clause 13.1.

13.1.4	The Borrower must indemnify each Finance Party for all costs and expenses reasonably incurred by it as a result of any step taken under this Clause 13.1.

13.1.5	This Clause does not in any way limit the obligations of the Borrower under the Finance Documents.

13.2	Substitution
Notwithstanding Clause 13.1 (Mitigation), if any circumstances arise which result in:

13.2.1	any Tax Payment or Increased Cost being payable to that Finance Party;

13.2.2	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality;

13.2.3	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or

13.2.4	the occurrence of any market disruption event,
then the Borrower, at its expense, at any time within 180 days after the occurrence of the relevant event or circumstance, so long as no Default is outstanding, may by notice to the Facility Agent and such Finance Party require it (and, if applicable, its Affiliate) to (and to the extent permitted by law such Finance Party or, if applicable, its Affiliate shall) novate pursuant to Clause 27 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a bank, financial institution, trust, fund or other entity (a "Replacement Finance Party") selected by the Borrower, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations of the transferring Finance Party (including the assumption of the transferring Finance Party's participations or unfunded participations (as the case may be) on the same basis as the transferring Finance Party) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Finance Party's participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable to such Finance Party under the Finance Documents provided that:

13.2.5	the Borrower shall have paid to the Finance Party (or, if applicable, its Affiliate) all amounts accrued and owing to such Finance Party (or, if applicable, its Affiliate) hereunder;

13.2.6	the Borrower shall have no right to replace the Facility Agent;

13.2.7	neither the Facility Agent nor such Finance Party shall have any obligation to the Borrower to find a Replacement Finance Party;

13.2.8	the transfer must take place no later than 14 days after the notice referred to above;

13.2.9	in no event shall such Finance Party be required to pay or surrender to the Replacement Finance Party any of the fees received by such Finance Party pursuant to the Finance Documents; and

13.2.10
the Finance Party shall only be obligated to transfer its rights and obligations pursuant to this Clause 13.2 once it is satisfied that it has complied with all necessary "know your customer requirements" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Finance Party.

Notwithstanding the above, the Borrower shall not be entitled to require a novation under this Clause 13.2 with respect to any Finance Party if:

13.2.11
the relevant Finance Party shall have mitigated the effect of the relevant event or circumstance as provided in sub-clause 13.1.1 of Clause 13.1 (Mitigation), and the novation would have no greater or further mitigating effect; or

13.2.12	the relevant event or circumstances are applicable to all Finance Parties.

13.3	Conduct of business by a Finance Party
No term of this Agreement will:

13.3.1	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit or oblige any Finance Party to investigate or claim any Tax Credit; or

13.3.2	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.	PAYMENTS

14.1	Place
Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in the principal financial centre of the country of that currency as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

14.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place of payment.

14.3	Distribution

14.3.1
Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in the principal financial centre of the country of that currency, as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

14.3.2
The Facility Agent may apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount due from the Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

14.3.3
Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party (or enter into or perform any related exchange contract) until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. Unless sub-clause 14.3.4 applies, if it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.3.4
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(a)	the Borrower shall on demand refund it to the Facility Agent; and

(b)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

14.4	Currency of account

14.4.1	Subject to sub-clauses 14.4.2 and 14.4.3 below, Sterling is the currency of account and payment for any sum due from the Borrower under any Finance Document.

14.4.2	Amounts payable in respect of costs and expenses and Taxes are payable in the currency in which they are incurred.

14.4.3	Any amount expressed to be payable in a currency other than Sterling shall be paid in that other currency.

14.5	No set-off or counterclaim
All payments made by the Borrower under the Finance Documents must be made without set-off or counterclaim.

14.6	Business Days

14.6.1
If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

14.6.2
During any extension of the due date for payment of any principal (or overdue amount) under this Agreement interest is payable on that principal (or overdue amount) at the rate payable on the original due date.

14.7	Impaired Agent

14.7.1
If, at any time, the Facility Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 14.1 (Place) may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

14.7.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

14.7.3
A Party which has made a payment in accordance with this Clause 14.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

14.7.4
Promptly upon the appointment of a successor Facility Agent in accordance with Clause 20.13 (Replacement of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 14.7 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 14.3 (Distribution).

14.7.5
For the purposes of this Clause 14.7 only, an Acceptable Bank shall include any bank or financial institution approved by the Facility Agent or, if the Facility Agent is an Impaired Agent, the Majority Lenders.

14.8	Partial payments

14.8.1
If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid amounts owing to the Administrative Parties under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

14.8.2	The Facility Agent must, if so directed by all the Lenders, vary the order set out in paragraphs (b) to (d) of sub-clause 14.8.1 of this Clause 14.8.

14.8.3	This Clause will override any appropriation made by the Borrower.

14.9	Timing of payments
If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

15.	REPRESENTATIONS

15.1	Representations
The representations set out in this Clause are made by the Borrower to each Finance Party.

15.2	Status
It is a limited liability company, duly incorporated and validly existing under the Companies Act 2006 in England and Wales.

15.3	Powers and authority
It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

15.4	Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

15.5	Non-conflict
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by:

15.5.1	any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or

15.5.2	its constitutional documents.

15.6	No default

15.6.1	No Event of Default is outstanding or might reasonably be expected to result from the making of any Loan.

15.6.2
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

15.7	Authorisations
All authorisations required by it (including any authorisations required under PUHCA or the Act, if any):

15.7.1	in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents; and

15.7.2	to make the Finance Documents admissible in evidence in England and Wales, have been obtained or effected (as appropriate) and are in full force and effect.

15.8	Financial statements
Its and each of the Distribution Companies' audited consolidated financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

15.8.1	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

15.8.2	fairly represent its consolidated financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

15.9	No material adverse change
Other than as disclosed in writing to the Arranger prior to the date of this Agreement, there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up.

15.10	Litigation
No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

15.11	Winding Up
No meeting has been convened for its winding-up and, so far as it is aware, no petition, application or the like is outstanding for its winding-up.

15.12	Non-Violation of other Agreements
Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it.

15.13	Governing Law and Enforcement

15.13.1	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

15.13.2	Any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

15.14	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

15.14.1	a Qualifying Lender:

(a)	falling within paragraph (a)(i) of the definition of Qualifying Lender; or

(b)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of Qualifying Lender; or

(c)	falling within paragraph (b) of the definition of Qualifying Lender; or

15.14.2
a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

15.15	No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents (which for these purposes does not include a Transfer Certificate or other transfer or disposal of a Lender's rights or obligations under a Finance Document) or the transactions contemplated by the Finance Documents.

15.16	No misleading information

15.16.1
Any factual information provided by any member of the Group to any Finance Party in connection with the Facility was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

15.16.2
Nothing has occurred or been omitted from the information provided to any Finance Party in connection with the Facility and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

15.17	Pari Passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

15.18	Licence
Each Licence is in full force and effect and there is no investigation or proceeding current, pending or threatened which could, if adversely determined, result in the termination of any Licence.

15.19	Anti-corruption law
Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

15.20	Sanctions
No member of the Group or, to the knowledge of the Borrower, any director, officer employee, agent, affiliate or representative of any member of the Group is an individual or entity (the "Person") currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control (the "OFAC"), the U.S. Department of State, the United Nations Security Council (the "UNSC"), the European Union, Her Majesty's Treasury (the "HMT"), or other relevant sanctions authority (collectively, "Sanctions"), nor is any member of the Group located, organized or resident in a country or territory that is the subject of Sanctions. The Borrower represents for itself and on behalf of other members of the Group that no member of the Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Syria, Cuba, Iran, North Korea, Sudan, the Crimea region or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

15.21	Times for making representations

15.21.1	The representations set out in this Clause are made by the Borrower on the date of this Agreement.

15.21.2	The representations in Clauses 15.2 to 15.8 (inclusive), 15.10, 15.12, and 15.13, are deemed to be repeated by the Borrower on the date of each Request and the first day of each Term.

15.21.3	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

16.	INFORMATION COVENANTS

16.1	Financial statements

16.1.1	The Borrower must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(a)	its and each of the Distribution Companies' audited consolidated financial statements for each of their financial years; and

(b)	its interim consolidated financial statements for the first half-year of each of its financial years.

16.1.2	All financial statements must be supplied as soon as they are available and:

(a)	in the case of the Borrower's and each of the Distribution Companies' audited consolidated financial statements, within 180 days; and

(b)	in the case of the Borrower's interim financial statements, within 90 days, of the end of the relevant financial period.

16.2	Form of Financial Statement
If any financial statement delivered or to be delivered to the Facility Agent under Clause 16.1 is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles:

16.2.1
the Borrower and the Facility Agent (on behalf of and after consultation with all the Lenders) shall, on the request of the Facility Agent or the Borrower, negotiate in good faith with a view to agreeing such amendments to the financial ratios and/or the definitions of the terms used in Clause 17 (Financial covenants) as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

16.2.2	if amendments are agreed by the Borrower and the Majority Lenders within 25 days, those amendments shall take effect in accordance with the terms of that agreement; and

16.2.3	if such amendments are not so agreed within 25 days, the Borrower shall:

(a)	within 30 days after the end of that 25 day period; and

(b)	with all subsequent financial statements to be delivered to the Facility Agent under Clause 16.1, deliver to the Facility Agent details of all such adjustments as need to be made to the relevant financial statements to bring them into line with the Companies Act 2006 (as in effect on the date of this Agreement) and Applicable Accounting Principles.

16.3	Compliance Certificate

16.3.1	The Borrower must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

16.3.2	Each Compliance Certificate must be signed by two directors of the Borrower.

16.4	Information - miscellaneous
The Borrower must supply to the Facility Agent, in sufficient copies for all the Lenders:

16.4.1	copies of all documents despatched by the Borrower to its creditors generally (or any class of them) at the same time as they are despatched;

16.4.2
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect;

16.4.3	promptly, details of the loss of any Licence or any communication from OFGEM or other government agency regarding any potential or threatened loss of any Licence;

16.4.4	promptly, details of any modification of an authorisation or other material regulatory notices received by any Distribution Company from OFGEM or any other government agency;

16.4.5
a copy of all material information relating to any matter which is reasonably likely to have a Material Adverse Effect which any Distribution Company supplies to, or receives from, any applicable regulatory body (including OFGEM) (at the same time as it is supplied to, or promptly following its receipt from, the applicable regulatory body);

16.4.6	written notice of the details of any proposed changes to the Licence as soon as reasonably practicable after becoming aware of the same (other than changes of a formal, minor or technical nature);

16.4.7	within five Business Days of receiving them, details of any change to the Rating by Moody's or Standard & Poor's;

16.4.8
the Borrower shall deliver to the Facility Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Borrower), actuarial reports in relation to all pension schemes mentioned in sub-clause 18.15.2 of Clause 18.15 (Pensions). This obligation shall apply to only those pension schemes (or groups of the Electricity Supply Pension Scheme) of which the Borrower is at that time a participating employer and to those reports which have been provided to the Borrower; and

16.4.9	promptly on request, such further information regarding the financial condition, business and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

16.5	Notification of Default

16.5.1	The Borrower must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

16.5.2
Promptly on request by the Facility Agent, the Borrower must supply to the Facility Agent a certificate signed by two of its directors on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

16.6	Use of websites

16.6.1	Except as provided below, the Borrower may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(a)	the Facility Agent and the Lender agree;

(b)	the Borrower and the Facility Agent designate an electronic website for this purpose;

(c)	the Borrower notifies the Facility Agent of the address of and password for the website; and

(d)	the information posted is in a format agreed between the Borrower and the Facility Agent.
The Facility Agent must supply each relevant Lender with the address of and password for the website.

16.6.2	Notwithstanding the above, the Borrower must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(a)	any Lender not agreeing to receive information via the website; and

(b)	any other Lender within ten Business Days of request by that Lender.

16.6.3	The Borrower must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(a)	the website cannot be accessed;

(b)	the website or any information on the website is infected by any electronic virus or similar software;

(c)	the password for the website is changed; or

(d)	any information to be supplied under this Agreement is posted on the website or amended after being posted.
If the circumstances in paragraphs (a) or (b) above occur, the Borrower must supply any information required under this Agreement in paper form.

16.7	Know your customer requirements

16.7.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer requirements" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer requirements"

or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

17.	FINANCIAL COVENANTS

17.1	Definitions
In this Clause:
"Cash" means, at any time, cash denominated in a currency of an Acceptable Jurisdiction in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable:

(i)	if that cash is deposited with a Lender, within 180 days after the relevant date of calculation; or

(ii)	if that cash is deposited with any other lender or financial institution, within 45 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security Interest over that cash other than Security Interests permitted under paragraph (b) of sub-clause 18.5.3 of Clause 18.5 (Negative pledge); and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility.
"Cash Equivalent Investments" means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)
any investment in marketable debt obligations issued or guaranteed by the government of an Acceptable Jurisdiction or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in an Acceptable Jurisdiction;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)
which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	Sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialised equivalent) and accepted by an Acceptable Bank;

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited;

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 30 days' notice; or

(f)	any other debt security approved by the Majority Lenders,
in each case, denominated in a currency of an Acceptable Jurisdiction and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interests permitted under paragraph (b) of sub-clause 18.5.3 of Clause 18.5 (Negative pledge)).
"Consolidated EBITDA" means the consolidated net pre-taxation profits of the Group for a Measurement Period as adjusted by:

(a)	adding back Interest Payable;

(b)	taking no account of any exceptional or extraordinary item;

(c)	excluding any amount attributable to minority interests;

(d)	adding back depreciation and amortisation; and

(e)
taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

"Interest Payable" means, in relation to any Measurement Period, all interest payable and similar charges of the Group expressed in the relevant currency and determined on a consolidated basis in accordance with Applicable Accounting Principles but excluding interest payable or similar charges of the Group in relation to intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

"Regulatory Asset Value" means at any date, the regulatory asset value of the Distribution Companies for such date as last determined and notified by OFGEM (interpolated as necessary and adjusted for additions to the regulatory asset value and adjusted as appropriate for out-turn inflation / regulatory depreciation).
"Total Net Debt" means, at any time, the consolidated Financial Indebtedness of the Group which is required to be accounted for as debt in the consolidated annual financial statements of the Group less the aggregate at such time of all Cash or Cash Equivalent Investments held by any member of the Group excluding intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

17.2	Interpretation

17.2.1
Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

17.2.2	Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

(a)
the Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

(b)
if the amount is to be calculated on the last day of a financial period of the Borrower, the relevant rates of exchange used by the Borrower in, or in connection with, its financial statements for that period.

17.2.3	No item must be credited or deducted more than once in any calculation under this Clause.

17.3	Interest cover
The Borrower must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, on the last day of each Measurement Period, less than 3 to 1.

17.4	Asset Cover
The Borrower must ensure that on the last day of each Measurement Period, Total Net Debt does not exceed:

17.4.1	for the purpose of the calculations referred to in the Distribution Certificate pursuant to Clause 18.17 (Dividends and Distribution), 85%; and

17.4.2	in all other respects, 87.5%,
in each case, of the Regulatory Asset Value.

17.5	Calculation of Interest Payable

For the purpose of the financial covenant set out in Clause 17.3 (Interest cover), in relation to any Measurement Period ending less than 12 months from the date of this Agreement, Interest Payable shall be calculated ignoring any amounts accrued before the date of this Agreement and in respect of the period after the date of this Agreement shall be increased by a factor of A/B where 'A' is 365 and 'B' is the total number of calendar days between the date of this Agreement and the last day of such Measurement Period.

18.	GENERAL COVENANTS

18.1	General
The Borrower agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each Distribution Company or each member of the Group, the Borrower must ensure that each Distribution Company or each of its Subsidiaries, as the case may be, performs that covenant.

18.2	Authorisations
The Borrower must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

18.3	Compliance with laws
Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

18.4	Pari passu ranking
The Borrower must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.5	Negative pledge
In this Clause 18.5, "Quasi-Security" means an arrangement or transaction described in sub-clause 18.5.2 below.

18.5.1
Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company may create or allow to exist any Security Interest or Quasi-Security on any of its assets.

18.5.2	Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company may:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

18.5.3	Sub-clauses 18.5.1 and 18.5.2 do not apply to:

(a)
any Security Interest or Quasi-Security created over the assets of or any shares or other ownership interests in any entity which becomes a member of the Group after the date of this Agreement as a result of a Permitted Acquisition;

(b)
any Security Interest or Quasi-Security created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto;

(c)
in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of day to day business or operations;

(d)	any Security Interest or Quasi-Security arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary course of business or operations;

(e)
any Security Interest or Quasi-Security created on any asset acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(f)
any Security Interest or Quasi-Security outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(g)	any Security Interest or Quasi-Security created or outstanding on or over any asset of any company which becomes a Subsidiary of the Borrower after the date of this Agreement where such Security Interest or Quasi-Security is created prior to the date on which such company becomes a Subsidiary of the Borrower and is not created or increased in contemplation of such company being acquired and/or becoming a Subsidiary of the Borrower and the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of such company becoming a Subsidiary of the Borrower;

(h)
any Security Interest or Quasi-Security created on any asset to secure any Financial Indebtedness incurred in connection with the financing of any asset or project in respect of which the repayment of that Financial Indebtedness is to be made from the revenues arising out of, or other proceeds of realisation from, that asset or project, with recourse to those revenues and proceeds and other assets used in connection with, or forming the subject matter of, that asset or project but without recourse (or with such limited recourse as the Majority Lenders may from time to time agree) to any other assets of the Group;

(i)	any netting arrangements under any swap or other hedging transaction which is on standard market terms;

(j)	any Security Interest or Quasi-Security created or outstanding with the prior approval of the Majority Lenders; and

(k)	any Security Interest or Quasi-Security created or outstanding on or over assets of:

(i)
the Borrower provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security created or outstanding under this exception on or over such assets shall not at any time exceed £5,000,000 or its equivalent; and

(ii)
a Distribution Company provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security created or outstanding under this exception on or over such assets shall not at any time exceed £20,000,000 or its equivalent for each Distribution Company.

18.6	Disposals

18.6.1
Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash).

18.6.2	Sub-clause 18.6.1 does not apply to:

(a)	any disposal made in the ordinary course of day to day business or operations of the disposing entity;

(b)	disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant Person's business or operations;

(c)	any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant Person's business or operations;

(d)
the exchange of assets for other assets of a similar or superior nature and value, or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within 6 months;

(e)
the disposal of assets by one wholly-owned Subsidiary of the Borrower to another or (if the consideration for the disposal does not exceed a normal commercial consideration) to the Borrower by one of its Subsidiaries;

(f)
disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of "off balance sheet" financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains payable under this Agreement shall not exceed £100,000,000 or its equivalents;

(g)	any disposal which the Majority Lenders shall have agreed shall not be taken into account; and

(h)	any disposal of any assets (including shares) other than:

(i)	any shares held in any Distribution Company or in any Holding Company of a Distribution Company; and

(ii)	any assets of a Distribution Company,
for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal of any such assets which is not permitted under any other paragraph of this sub-clause 18.6.2) does not exceed 10% of the Regulatory Asset Value (as defined in Clause 17.1 (Definitions)) at the relevant time.

18.7	Environmental matters

18.7.1
The Borrower will and will ensure that each Distribution Company will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect.

18.7.2	The Borrower will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against it or any Distribution Company which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any Distribution Company, where the claim, if determined against that member of the Group, would have a Material Adverse Effect.

18.8	Insurance
Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business.

18.9	Merger
The Borrower shall not enter into any amalgamation, demerger, merger, corporate reconstruction or reorganisation.

18.10	Change of business
The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

18.11	Acquisitions

18.11.1
Except as provided below neither the Borrower nor any other member of the Group may acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

18.11.2	Provided that no Event of Default is outstanding on the date of the acquisition or would occur as a result of the acquisition, sub-clause 18.11.1 does not apply to:

(a)
an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group as permitted under sub-clause 18.6.2 of Clause 18.6 (Disposals) above;

(b)	any Permitted Acquisition; or

(c)	any acquisition which the Majority Lenders shall have consented to in writing.

18.12	Prohibition on the Debt Purchase Transactions of the Group
The Borrower shall not, and shall procure that no other member of the Group shall, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) and (c) of the definition of Debt Purchase Transaction.

18.13	Prohibition on Subsidiary Financial Indebtedness
The Borrower shall procure that no member of the Group (other than the Borrower, any Distribution Company or any Subsidiary which is not a Holding Company of a Distribution Company) will incur or allow to remain outstanding any Financial Indebtedness (other than Financial Indebtedness owed to another member of the Group).

18.14	Arm's length transactions
The Borrower shall not (and shall ensure that no member of the Group shall) enter into any transactions with any other member of the PPL Group except on arm's length terms and for full market value (or on terms which are more favourable to the Group).

18.15	Pensions

18.15.1
The Borrower shall ensure that no action or omission is taken by any member of the Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme).

18.15.2
Except in respect of WPD South Wales Plc for the Western Power Utilities Pension Scheme, the Infralec 92 Scheme and the WPD Group Electricity Supply Pension Scheme (and in the case of merger, the CN Group of the ESPS) the Borrower shall ensure that no member of the Group is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

18.15.3
The Borrower shall promptly notify the Facility Agent of any material change in the rate of contributions payable or paid by it to any of the pension schemes mentioned in sub-clause 18.15.2 above (whether required by law or otherwise).

18.15.4
The Borrower shall immediately notify the Facility Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

18.15.5	The Borrower shall immediately notify the Facility Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

18.16	Licence
The Borrower will procure that each Distribution Company will at all times:

18.16.1	comply with the terms of its Licence in all material respects;

18.16.2	without prejudice to the generality of sub-clause 18.16.1 above, comply with the ring fencing provisions of its Licence in all respects; and

18.16.3	not take any action or make any omission which is reasonably likely to result in the revocation or termination of its Licence.

18.17	Dividends and Distribution
The Borrower (and any other member of the Group) will be permitted, at any time, to:

(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so, provided that the Borrower, prior to any action referred to in paragraphs (a) to (d) above being taken, delivers to the Facility Agent a Distribution Certificate, signed by two directors of the Borrower, certifying that, taking into account any such payment, the Borrower will be in compliance with its obligations under Clause 17 (Financial Covenants) on each of the next two Measurement Dates.

18.18	Sanctions

18.18.1
The Borrower shall ensure that neither it nor any other member of the Group shall be the subject of any Sanctions, and that no member of the Group shall be located, organised or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions.

18.18.2
The Borrower undertakes to ensure that no member of the Group will, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Syria, Cuba, Iran, North Korea, Sudan, the Crimea region or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the Facility) of Sanctions.

18.18.3
The Borrower shall ensure that the source of any funds for discharging its obligations under this Agreement is not obtained from any designated target of any Sanctions or any of Burma/Myanmar, Syria, Cuba, Iran, North Korea, Sudan, the Crimea region or any other country or territory, that, at the time of such payment, is the subject of country-wide or territory-wide Sanctions.

18.19	Anti-corruption law

18.19.1
The Borrower shall not (and shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

18.19.2	The Borrower shall (and shall ensure that each other member of the Group will):

(a)	conduct its business in compliance with applicable anti-corruption laws; and

(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.

19.	DEFAULT

19.1	Events of Default
Each of the events set out in this Clause is an Event of Default.

19.2	Non-payment
The Borrower fails to pay any sum payable under any Finance Document when due unless its failure to pay is caused by:

19.2.1	administrative or technical error; or

19.2.2	a Disruption Event, ,
and payment is made within five Business Days of its due date.

19.3	Breach of other obligations

19.3.1
The Borrower does not perform or comply with its obligations under Clause 17 (Financial Covenants), Clause 18.5 (Negative pledge), Clause 18.6 (Disposals), Clause 18.11 (Acquisitions) or Clause 18.18 (Sanctions).

19.3.2	The representation and warranty by the Borrower in Clause 15.20 (Sanctions) is or proves to have been incorrect when made.

19.3.3
The Borrower does not perform or comply with any of its other obligations under any Finance Document (other than those referred to in Clause 19.2 (Non-payment) and in sub-clause 19.3.1 above) in any material respect or any representation or warranty by the Borrower in this Agreement (other than that referred to in sub-clause 19.3.2 above) or in any document delivered under this Agreement is or proves to have been incorrect when made or deemed repeated, unless the non‑compliance or circumstance giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 15 Business Days of the earlier of the Facility Agent giving notice requiring the same to be remedied and the Borrower becoming aware of such non‑compliance or misrepresentation, as the case may be.

19.4	Cross-default

19.4.1	Any Financial Indebtedness of the Borrower or any Distribution Company is not paid when due nor within any originally applicable grace period.

19.4.2
Any Financial Indebtedness of the Borrower or any Distribution Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

19.4.3
Any commitment for any Financial Indebtedness of the Borrower or any Distribution Company is cancelled or suspended by a creditor of that member of the Group as a result of an event of default (however described).

19.4.4
Any creditor of the Borrower or any Distribution Company becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

19.4.5
No Event of Default will occur under this Clause 19.4 unless and until the aggregate amount of such Financial Indebtedness falling within sub-clauses 19.4.1 to 19.4.4 above is more than £20,000,000 or its equivalent in any other currency or currencies.

19.5	Insolvency

19.5.1	Any of the following occurs in respect of the Borrower:

(a)	it is unable to pay its debts generally as they fall due or it is deemed by a court of competent jurisdiction to be insolvent;

(b)	it suspends making payments on all or any class of its debts or publicly announces an intention to do so;

(c)	by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or

(d)	a moratorium is declared in respect of any of its indebtedness.

19.5.2	If a moratorium occurs in respect of the Borrower, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

19.6	Insolvency proceedings

19.6.1	Except as provided below, any of the following occurs in respect of the Borrower:

(a)	a suspension of payments, a moratorium of any indebtedness or a reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(b)	any person presents a petition for its winding-up, administration or dissolution;

(c)	an order for its winding-up, administration or dissolution is made;

(d)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(e)
its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;

(f)	enforcement of any Security over any of its assets; or

(g)	any other analogous step or procedure is taken in any jurisdiction.

19.6.2	Sub-clause 19.6.1 does not apply to:

(a)	a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success; or

(b)	a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement, in each case which is on terms approved by the Majority Lenders.

19.7	Creditors' process
A distress, attachment, execution or other legal process material in relation to the Borrower's ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of the Borrower and is not discharged or stayed within 30 days.

19.8	Licence
Either:

19.8.1	notice is given to revoke or terminate any Licence unless such termination is being contested in good faith and such notice is revoked or cancelled within 14 days of notice being given; or

19.8.2	any Licence is revoked,
in either case, other than in circumstances which permit the Borrower or the relevant Distribution Company to carry on the distribution business of the relevant Distribution Company either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the relevant Licence, issued under the Act or pursuant to the Utilities Act, 2000.

19.9	Balancing and Settlement Code

19.9.1
Any Distribution Company ceases to be a party to the Balancing and Settlement Code Framework Agreement other than in circumstances where that Distribution Company is able to carry on its distribution business.

19.9.2	Any Distribution Company breaches the Balancing and Settlement Code and such breach has or is reasonably likely to have a Material Adverse Effect.

19.10	Unlawfulness and invalidity

19.10.1	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents in any material respect.

19.10.2
Any obligation or obligations of the Borrower under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

19.11	Cessation of business
The Borrower or any Distribution Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal permitted by Clause 18.6 (Disposals).

19.12	Repudiation and rescission of agreements
The Borrower (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

19.13	Ownership of the Distribution Companies
The Borrower ceases to own (directly or indirectly) 100% of the shares in any Distribution Company.

19.14	Material Adverse Effect
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

19.15	Acceleration
If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Borrower:

19.15.1	cancel the Total Commitments; and/or

19.15.2	declare that all or part of any amounts outstanding under the Finance Documents are:

(a)	immediately due and payable; and/or

(b)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.
Any notice given under this sub-clause will take effect in accordance with its terms.

20.	ROLE OF THE FACILITY AGENT AND THE ARRANGER

20.1	Appointment of the Facility Agent

20.1.1	Each of the Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

20.1.2
Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

20.2	Instructions

20.2.1	The Facility Agent shall:

(a)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.

20.2.2
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

20.2.3
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

20.2.4
The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

20.2.5	In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

20.2.6	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

20.3	Duties of the Facility Agent

20.3.1	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

20.3.2
Subject to sub-clause 20.3.3 below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

20.3.3
Without prejudice to Clause 27.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrower), sub-clause 20.3.2 above shall not apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation.

20.3.4
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

20.3.5
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

20.3.6
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

20.3.7	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

20.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligation of any kind to any other Party under or in connection with any Finance Document.

20.5	No fiduciary duties

20.5.1	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

20.5.2	Neither the Facility Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

20.6	Business with the Group
The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

20.7	Rights and discretions

20.7.1	The Facility Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.

20.7.2	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 19.2 (Non-payment)); and

(b)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

20.7.3	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

20.7.4
Without prejudice to the generality of sub-clause 20.7.3 above or sub-clause 20.7.5 below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary.

20.7.5
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

20.7.6	The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.

20.7.7	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

20.7.8
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

20.7.9
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

20.8	Responsibility for documentation
Neither the Facility Agent nor the Arranger is responsible or liable for:

20.8.1
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

20.8.2
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

20.8.3
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

20.9	No duty to monitor
The Facility Agent shall not be bound to enquire:

20.9.1	whether or not any Default has occurred;

20.9.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

20.9.3	whether any other event specified in any Finance Document has occurred.

20.10	Exclusion of liability

20.10.1
Without limiting sub-clause 20.10.2 below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(a)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(b)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(c)
without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Facility Agent) arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

20.10.2
No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

20.10.3
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

20.10.4	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(a)	any "know your customer requirements" or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

20.10.5
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

20.11	Lenders' indemnity to the Facility Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct), in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by the Borrower pursuant to a Finance Document).

20.12	Resignation of the Facility Agent

20.12.1	The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Borrower.

20.12.2
Alternatively the Facility Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

20.12.3
If the Majority Lenders have not appointed a successor Facility Agent in accordance with sub-clause 20.12.2 above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent (acting through an office in the United Kingdom).

20.12.4
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under sub-clause 20.12.3 above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 20 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

20.12.5
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

20.12.6	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

20.12.7
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under sub-clause 20.12.5 above) but shall remain entitled to the benefit of Clause 24.2.3 (Indemnity to the Facility Agent) and this Clause 20 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

20.12.8
The Facility Agent shall resign in accordance with sub-clause 20.12.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to sub-clause 20.12.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(a)
the Facility Agent fails to respond to a request under Clause 11.9 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Facility Agent pursuant to Clause 11.9 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

20.13	Replacement of the Facility Agent

20.13.1
After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (acting through an office in the United Kingdom).

20.13.2
The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

20.13.3
The replacement of the Facility Agent and the appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 20.13 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

20.13.4	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

20.14	Confidentiality

20.14.1
In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

20.14.2
If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

20.15	Relationship with the Lenders

20.15.1
The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

20.15.2
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.4 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Contact Details) and paragraph (b) of sub-clause 34.4.1 and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

20.16	Credit appraisal by the Lenders
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

20.16.1	the financial condition, status and nature of each member of the Group;

20.16.2
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

20.16.3
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

20.16.4
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

20.17	Facility Agent's management time
Any amount payable to the Facility Agent under Clause 24.2.3 (Indemnity to the Facility Agent), Clause 25 (Expenses) and Clause 20.11 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 23 (Fees).

20.18	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

21.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

21.1.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

21.1.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

21.1.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

22.	EVIDENCE AND CALCULATIONS

22.1	Accounts
Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

22.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3	Calculations
Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or otherwise, depending on what the Facility Agent determines is market practice.

23.	FEES

23.1	Agency fee
The Borrower must pay to the Facility Agent for its own account an annual agency fee in the manner agreed between the Facility Agent and the Borrower.

23.2	Upfront fees
The Borrower must pay the upfront fees in the manner agreed between the relevant Administrative Parties and the Borrower.

23.3	Commitment fee

23.3.1
The Borrower must pay a commitment fee computed at the rate of 35 per cent. of the applicable Margin on the undrawn, uncancelled amount of each Lender's Commitment for the Availability Period calculated from the date of this Agreement.

23.3.2
The commitment fee is payable quarterly in arrear during the Availability Period and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

23.3.3	No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

24.	OTHER INDEMNITIES

24.1	Currency indemnity

24.1.1	The Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)	that Finance Party receiving an amount in respect of the Borrower's liability under the Finance Documents; or

(b)	that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

24.1.2
Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2	Other indemnities
The Borrower shall within 15 days of demand indemnify the Facility Agent and each Lender against any funding or other cost, loss, expense or liability in an amount certified by it in reasonable detail (together with documentation in support) sustained or incurred by it as a direct result of:

24.2.1	the occurrence of any Event of Default;

24.2.2	(other than by reason of negligence or default by a Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

24.2.3
the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Loan or overdue sum due from the Borrower otherwise than on the Final Maturity Date or, in the case of an overdue sum, the last day of an interest period relating to that overdue sum, as the case may be or a Loan or any part thereof not being prepaid in accordance with a notice of prepayment.

24.3	Indemnity to the Facility Agent
The Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

24.3.1	investigating any event which it reasonably believes is a Default;

24.3.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

24.3.3	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

25.	EXPENSES

25.1	Initial costs
The Borrower must pay to each Administrative Party promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

25.2	Subsequent costs
The Borrower must pay to the Facility Agent promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

25.2.1	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate or Assignment Agreement) executed after the date of this Agreement; and

25.2.2	any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed by this Agreement.

25.3	Enforcement costs
The Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

26.	AMENDMENTS AND WAIVERS

26.1	Procedure

26.1.1
Except as provided in this Clause 26, any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

26.1.2	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under sub-clause 26.1.1 above. Any such amendment or waiver is binding on all the Parties.

26.2	Exceptions

26.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(b)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(d)
an increase in a Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)	a term of a Finance Document which expressly requires the consent of each Lender;

(f)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(g)	Clause 7.1 (Mandatory prepayment – illegality), Clause 7.2 (Mandatory prepayment – change of control), sub-clause 7.3.3 of Clause 7.3 (Voluntary prepayment) or Clause 31 (Pro rata sharing);

(h)	Clause 15.20 (Sanctions) or 18.18 (Sanctions); or

(i)	this Clause, Clause 36 (Governing law) or Clause 37 (Enforcement),
may only be made with the consent of all the Lenders.

26.3	Other exceptions
An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Facility Agent or the Arranger, as the case may be.

26.4	Disenfranchisement of Defaulting Lenders

26.4.1
For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitment.

26.4.2	For the purposes of this Clause 26.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(b)
any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred where, in the case of the events or circumstances referred to in paragraph (a), none of the exceptions to that paragraph apply, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

26.5	Replacement of a Defaulting Lender

26.5.1
The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 27 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrower, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

26.5.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Facility Agent;

(b)	neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(c)	the transfer must take place no later than 14 days after the notice referred to in sub-clause 26.5.1 above; and

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

26.6	Change of currency
If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) determines is necessary to reflect the change.

26.7	Waivers and remedies cumulative
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

27.	CHANGES TO THE PARTIES

27.1	Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

27.2	Assignments and transfers by Lenders

27.2.1
A Lender (the "Existing Lender") may, subject to the following provisions of this Clause 27, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any bank, financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

27.2.2
Unless the Borrower and the Facility Agent otherwise agree, an assignment or transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of £5,000,000.

27.2.3	An Existing Lender must consult with the Borrower for no more than five Business Days before it may make an assignment or transfer unless:

(a)	the New Lender is another Lender or an Affiliate of a Lender; or

(b)	an Event of Default has occurred and is outstanding.

27.2.4
The Facility Agent is not obliged to execute a Transfer Certificate or Assignment Agreement until it has completed all "know your customer requirements" to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

27.2.5	An assignment of rights or a transfer of rights and obligations will be effective only if either:

(a)	the obligations are novated in accordance with the following provisions of this Clause 27; or

(b)
the New Lender confirms to the Facility Agent and the Borrower in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the assignment or transfer becoming effective in this manner the Existing Lender will be released from its rights and obligations under this Agreement to the extent that they are transferred to the New Lender.

27.2.6	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of £1,750.

27.2.7	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

27.3	Procedure for transfer by way of novations

27.3.1	A novation is effected if:

(a)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(b)	the Facility Agent executes it.
Subject to sub-clause 27.2.4 of Clause 27.2 (Assignments and transfers by Lenders), the Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

27.3.2	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

27.3.3	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(a)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(b)	the Existing Lender will be released from those obligations and cease to have those rights.

27.4	Procedure for assignment

27.4.1
Subject to the conditions set out in Clause 27.2 (Assignment and transfers by Lenders), an assignment may be effected in accordance with sub-clause 27.4.2 below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to sub-clause 27.2.4, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

27.4.2	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(a)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(b)
the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(c)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

27.4.3
Lenders may utilise procedures other than those set out in this Clause 27.4 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 27.4 (Procedure for transfer by way of novation), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Assignments and transfers by Lenders).

27.5	Limitation of responsibility of Existing Lender

27.5.1	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(a)	any Finance Document or any other document; or

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, and any representations or warranties implied by law are excluded.

27.5.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(b)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

27.5.3	Nothing in any Finance Document requires an Existing Lender to:

(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(b)	support any losses incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under any Finance Document or otherwise.

27.6	Costs resulting from change of Lender or Facility Office

27.6.1	If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax gross-up and indemnities) or Clause 12 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.6.2
This Clause 27.6 shall not apply in relation to Clause 11.2 (Tax gross-up), to a Treaty Lender that has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with sub-clause 11.6.1 of Clause 11.6 (HMRC DT Treaty Passport scheme confirmation) if the Borrower making the payment has not complied with its obligations under sub-clause 11.6.2 of Clause 11.6 (HMRC DT Treaty Passport scheme confirmation).

27.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

27.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

27.8.1	any charge, assignment or other security to secure obligations to a federal reserve, central bank, governmental authority, agency or department (including Her Majesty's Treasury); and

27.8.2
in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(a)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

27.9.1
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.3 (Procedure for transfer by way of novations) or any assignment pursuant to Clause 27.4 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of a Term):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term (or, if the Term is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Term); and

(b)	the rights transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

27.9.2	In this Clause 27.9 references to "Term" shall be construed to include a reference to any other period for accrual of fees.

27.10	Disenfranchisement of Debt Purchase Transactions entered into by Relevant Persons

27.10.1
For so long as a Holding Company of the Borrower or any of such Holding Company's Affiliates other than a member of the Group (a "Relevant Person") (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)
in ascertaining the Majority Lenders or whether any given percentage (including for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(b)
for the purposes of Clause 26.2 (Exceptions), such Relevant Person or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Relevant Person it is a Lender by a virtue otherwise than by beneficially owning the relevant Commitment).

27.10.2
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Relevant Person (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part I of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

27.10.3	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(a)	is terminated; or

(b)	ceases to be with a Relevant Person,
such notification to be substantially in the form set out in Part II of the Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

27.10.4	Each Relevant Person that is a Lender agrees that:

(a)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)
in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the request of, or on the instructions of, the Facility Agent or one or more of the Lenders.

28.	CONFIDENTIALITY AND DISCLOSURE OF INFORMATION

28.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 28.2 (Disclosure of Confidential Information) and Clause 28.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

28.2	Disclosure of Confidential Information
Any Finance Party may disclose:

28.2.1
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this sub-clause 28.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

28.2.2	to any person:

(a)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent, and in each case to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c)
appointed by any Finance Party or by a person to whom paragraphs (a) or (b) of sub-clause 28.2.2 above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (a) or (b) of sub-clause 28.2.2 above;

(e)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to Clause 27.8 (Security over Lenders' rights);

(g)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(h)	who is a Party; or

(i)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)
in relation to paragraphs (a), (b) and (c) of sub-clause 28.2.2 above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)
in relation to paragraph (d) of sub-clause 28.2.2 above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)
in relation to paragraphs (e), (f) and (g) of sub-clause 28.2.2 above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

28.2.3
to any person appointed by that Finance Party or by a person to whom paragraph (a) or (b) of sub-clause 28.2.2 above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this sub-clause 28.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

28.2.4
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

28.3	Disclosure to numbering service providers

28.3.1
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(a)	name of the Borrower;

(b)	country of domicile of the Borrower;

(c)	place of incorporation of the Borrower;

(d)	date of this Agreement;

(e)	Clause 37 (Governing Law);

(f)	the names of the Facility Agent and the Arranger;

(g)	date of each amendment and restatement of this Agreement;

(h)	amount of Total Commitments;

(i)	currency of the Facility;

(j)	type of the Facility;

(k)	ranking of Facility;

(l)	Final Maturity Date for the Facility;

(m)	changes to any of the information previously supplied pursuant to paragraphs (a) to (l) above; and

(n)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

28.3.2
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

28.3.3	The Borrower represents that none of the information set out in paragraphs (a) to (n) of sub-clause 28.3.1 above is, nor will at any time be, unpublished price-sensitive information.

28.3.4	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(a)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Borrower; and

(b)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

29.	CONFIDENTIALITY OF FUNDING RATES

29.1	Confidentiality and disclosure

29.1.1	The Facility Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by sub-clauses 29.1.2 and 29.1.3 below.

29.1.2	The Facility Agent may disclose:

(a)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(b)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender.

29.1.3	The Facility Agent and the Borrower may disclose any Funding Rate to:

(a)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(b)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower it is not practicable to do so in the circumstances;

(c)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender.

29.2	Related obligations

29.2.1
The Facility Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

29.2.2	The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(a)
of the circumstances of any disclosure made pursuant to paragraph (b) of sub-clause 29.1.3 except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 29.

29.3	No Event of Default
No Event of Default will occur under Clause 19.3 (Breach of other obligations) by reason only of the Borrower's failure to comply with this Clause 29.

30.	SET-OFF
A Finance Party may set off any matured obligation owed to it by the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	PRO RATA SHARING

31.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Borrower other than in accordance with Clause 14 (Payments) (a "Recovery") and applies that amount to a payment due under the Finance Documents then:

31.1.1	the Recovering Finance Party must, within three Business Days, supply details of the Recovery to the Facility Agent;

31.1.2
the Facility Agent must calculate whether the receipt or recovery is in excess of the amount which the Recovering Finance Party would have received if the receipt or recovery had been received or made by the Facility Agent and distributed in accordance with Clause 14 (Payments), without taking account of any Tax which would have been imposed on the Facility Agent in relation to the receipt, recovery or redistribution; and

31.1.3
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Redistribution") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 14.8 (Partial payments).

31.2	Redistribution of payments
The Facility Agent shall treat the Redistribution as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 14.8 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

31.3	Recovering Finance Party's rights
On a distribution by the Facility Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovery equal to the Redistribution will be treated as not having been paid by the Borrower.

31.4	Reversal of Redistribution
If any part of the Redistribution received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

31.4.1
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Redistribution (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Redistribution which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

31.4.2	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

31.5	Exceptions

31.5.1	This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

31.5.2
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(a)	the Recovering Finance Party notified the Facility Agent of those proceedings; and

(b)
the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.	SEVERABILITY
If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

32.1.1	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

32.1.2	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.	NOTICES

34.1	In writing

34.1.1	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or (in respect of any Party other than the Borrower) by fax.

34.1.2	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2	Contact details

34.2.1
Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

34.2.2	The contact details of the Borrower for this purpose are:

Address:	Western Power Distribution plc Avonbank Feeder Road Bristol BS2 0TB
Tel:	+44 117 933 2354
E-mail:	wpdtreasuryconfirms@westernpower.co.uk
Attention:	Treasury Team

The contact details of the Facility Agent for this purpose are:

Address:	Mizuho Bank, Ltd. 30 Old Bailey London EC4M 7AU
Fax number:	+44 (0) 203 147 4118
E-mail:	loanagency@mhcb.co.uk
Attention:	Agency Department

34.2.3	Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

34.2.4	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3	Effectiveness

34.3.1	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(a)	if delivered in person, at the time of delivery;

(b)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(c)	if by fax, when received in legible form.

34.3.2
A communication given under sub-clause 34.3.1 above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

34.3.3	A communication to the Facility Agent will only be effective on actual receipt by it.

34.4	Electronic communication

34.4.1
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

34.4.2
Any such electronic communication as specified in sub-clause 34.4.1 above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

34.4.3
Any such electronic communication as specified in sub-clause 34.4.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

34.4.4
Any electronic communication which becomes effective, in accordance with sub-clause 34.4.3 above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

34.4.5	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 34.4.

34.5	The Borrower
All formal communication under the Finance Documents to or from the Borrower must be sent through the Facility Agent.

34.6	Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

35.	LANGUAGE

35.1.1	Any notice given in connection with a Finance Document must be in English.

35.1.2	Any other document provided in connection with a Finance Document must be:

(a)	in English; or

(b)
(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

36.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37.	ENFORCEMENT

37.1	Jurisdiction

37.1.1
The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement.

37.1.2
The English courts are the most appropriate and convenient courts to settle any such dispute and the Borrower waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

37.1.3	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(a)	proceedings in any other court; and

(b)	concurrent proceedings in any number of jurisdictions.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
ORIGINAL PARTIES

Name of Original Lender	Commitment (£)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
HSBC Bank plc	115,000,000	N/A
Mizuho Bank, Ltd.	115,000,000	N/A
Total	£230,000,000

SCHEDULE 2
CONDITIONS PRECEDENT
The Borrower

1.	A certified copy of the constitutional documents of the Borrower.

2.	A certified copy of a resolution of the board of directors or a committee of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, the Finance Documents.

3.
A specimen of the signature of each person authorised on behalf of the Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.	A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on the Borrower to be exceeded.

5.
A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Legal opinions

6.	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent addressed to the Finance Parties.
Other documents and evidence

7.	Duly signed copies of each Finance Document.

8.	Evidence that all fees and expenses then due and payable from the Borrower under this Agreement have been or will be paid no later than the first Drawdown Date.

9.	The Original Financial Statements.

SCHEDULE 3
REQUESTS

PART I
REQUEST

To:    Mizuho Bank, Ltd. as Facility Agent
From:    Western Power Distribution plc
Date:    [•]
Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [•] 2017 (the "Agreement")

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Drawdown Date: [•]

(b)	Amount: [•]

(c)	Term: [•]

3.	Our payment instructions are: [•]

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	The proceeds of this Loan should be credited to [account].

6.	We confirm that as at [relevant testing date] Consolidated EBITDA was [•] and Interest Payable was [•]; therefore, the ratio of Consolidated EBITDA to Interest Payable was [•] to 1.

7.
We confirm that as at [relevant testing date] Regulatory Asset Value was [•] and Total Net Debt was [•]; therefore, Total Net Debt does not exceed an amount equal to 87.5% of the Regulatory Asset Value.

8.	This Request is irrevocable.
By:
WESTERN POWER DISTRIBUTION PLC

PART II
SELECTION NOTICE

From:        Western Power Distribution plc
To:        Mizuho Bank, Ltd. as Facility Agent
Dated:

Dear Sirs
Western Power Distribution plc – £230,000,000 Term Facility Agreement dated [•] 2017 (the "Agreement")

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan(s) with an Interest Period ending on [•].*

3.	[We request that the above Loan[s] be divided into [•] Loans with the following Interest Periods:]**
or
[We request that the next Interest Period for the above Loan[s] is [•]].***

4.	This Selection Notice is irrevocable.
Yours faithfully

________________________________
Authorised signatory for and on behalf of
Western Power Distribution plc
*    Insert details of all Loans which have an Interest Period ending on the same date.
**    Use the option if division of Loans is requested.
***    Use the option if sub-division is not required.

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:    Mizuho Bank, Ltd. as Facility Agent

From:	[THE EXISTING LENDER] (the "Existing Lender") and [THE NEW LENDER] (the "New Lender")
Date:    [•]
Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [•] 2017 (the "Agreement")
We refer to the Agreement. This is a Transfer Certificate.

1.
The Existing Lender transfers by novation to the New Lender all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement referred to in the Schedule below in accordance with the terms of the Agreement.

2.	The proposed Transfer Date is [•].

3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]**

6.
[The New Lender confirms (for the benefit of the Facility Agent and without liability to the Borrower) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]), and is tax resident in [•]*** so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
NOTES:

*	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
**	Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 11.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

THE SCHEDULE
Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [•].
[•]
By:

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT

To:    Mizuho Bank, Ltd. as Facility Agent

From:	[THE EXISTING LENDER] (the "Existing Lender") and [THE NEW LENDER] (the "New Lender")
Date:    [•]
Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [•] 2017 (the "Agreement")

1.
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 27.4 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Contact Details) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 27.5 (Limitation of Existing Lender).

7.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]**

9.
[The New Lender confirms (for the benefit of the Facility Agent and without liability to the Borrower) that it holds a passport under the HMRC DT Treaty passport scheme (reference number [•]) and is tax resident in [•]***, so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****

10.
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), to the Borrower of the assignment referred to in this Assignment Agreement.

11.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

12.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
NOTES:

*	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
**	Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 11.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

THE SCHEDULE
Rights to be assigned and obligations to be released and undertaken
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:
This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [      ].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE
To:    Mizuho Bank, Ltd. as Facility Agent
From:    Western Power Distribution plc
Date:    [•]
Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [•] 2017 (the "Agreement")

1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [relevant testing date], Consolidated EBITDA was [•] and Interest Payable was [•], therefore the ratio of Consolidated EBITDA to Interest Payable was [•] to 1.

3.	We confirm that as at [relevant testing date], Regulatory Asset Value was [•] and Total Net Debt was [•]; therefore Total Net Debt does not exceed 87.5% of the Regulatory Asset Value.

4.	We set out below calculations establishing the figures in paragraphs 2 and 3 above:
[•].

5.	[We confirm that no Default is outstanding as at [relevant testing date].]

WESTERN POWER DISTRIBUTION PLC
By:
Director

Director

1.	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 7
FORM OF INCREASE CONFIRMATION

To:	Mizuho Bank, Ltd. as Facility Agent, and Western Power Distribution plc as Borrower
From:    [the Increase Lender] (the "Increase Lender")
Dated:    [•]
Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [•] 2017 (the "Agreement")

1.
We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.
In accordance with the terms of the Agreement, the Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [•].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.2 (Increase).

8.	The Increase Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].*

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]**

10.
[The Increase Lender confirms (for the benefit of the Facility Agent and without liability to the Borrower) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]), and is tax resident in [•] *** so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****

11.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

NOTES:

*	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.
**	Include if Increase Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 11.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Increase Confirmation is confirmed as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [•].
Facility Agent
By:
as Facility Agent for and on behalf of each of the parties to the Agreement (other than the Increase Lender)

SCHEDULE 8
TIMETABLES

Delivery of a duly completed Request in accordance with Clause 5.1 (Giving of Requests) or a Selection Notice (Clause 10.1 (Selection))	D-1 10:00am
Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Advance of Loan)	D-1 4:00pm
LIBOR is fixed	Rate Fixing Day as of 11:00am

"D" = date of drawdown or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Term for that Loan.
"D- X"= Business Days prior to date of drawdown.

SCHEDULE 9
FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART I
FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION

To:    [    ] as Facility Agent
From:    [The Lender]
Dated:
Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [•] 2017 (the "Facilities Agreement")

1.
We refer to sub-clause 27.10.2 of Clause 27.10 (Disenfranchisement of Debt Purchase Transactions entered into by Relevant Persons) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to [insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

PART II
FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION/NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH RELEVANT PERSON

To:    [    ] as Agent
From:    [The Lender]
Dated:

Western Power Distribution plc - £230,000,000 Term Facility Agreement
dated [•] 2017 (the "Facilities Agreement")

1.
We refer to sub-clause 27.10.3 of Clause 27.10 (Disenfranchisement of Debt Purchase Transactions entered into by Relevant Persons) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ • ] has [terminated]/[ceased to be with a Relevant Person].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to [insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

SCHEDULE 10
FORM OF SUBORDINATION DEED

THIS SUBORDINATION DEED is entered into as a deed on [                                 ] and is made BETWEEN:

(1)	WESTERN POWER DISTRIBUTION PLC (registered number 09223384) (the Company);
(2)    [SUBORDINATED CREDITOR] (the Subordinated Creditor); and

(3)	MIZUHO BANK, LTD., as Facility Agent acting on behalf of the Lenders (each as defined below) (the Facility Agent).

1.	INTERPRETATION

1.1	Definitions
In this Deed:
Agreement means the £230,000,000 Term Facility Agreement dated [●] 2017 between, amongst others, Western Power Distribution plc as the Company and Mizuho Bank, Ltd. as Facility Agent.
Certificate means a document substantially in the form set out in Annex 2 (Form of Certificate).
Party means a party to this Deed.
Permitted Subordinated Debt Payment means:

(a)	the repayment or prepayment of any principal amount (or capitalised interest) outstanding under the Subordinated Finance Document;

(b)	the payment of any interest, fee or charge accrued or due under or any other amount payable in connection with the Subordinated Finance Document; or

(c)	the purchase, redemption, defeasance or discharge of any amount outstanding under the Subordinated Finance Document, provided that the Company, prior to any action referred to in paragraphs (a) to (c) above being taken, delivers to the Facility Agent a Certificate, signed by two directors of the Company, certifying that, taking into account any such action, the Company will be in compliance with its obligations under Clause 17 (Financial Covenants) of the Agreement on each of the next two Measurement Dates.
Senior Debt means any present or future liability (actual or contingent) payable or owing by the Company to a Finance Party under or in connection with the Finance Documents.

Senior Debt Discharge Date means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and no Finance Party has any commitment or liability, whether present or future, actual or contingent, in relation to the Facility, as determined by the Facility Agent.
Subordinated Creditor Accession Deed means a deed substantially in the form set out in Annex 1 (Form of Subordinated Creditor Accession Deed).
Subordinated Debt means any present or future liability (actual or contingent) payable or owing by the Company to the Subordinated Creditor under or in connection with any Subordinated Finance Document.
Subordinated Finance Document means [●].

1.2	Construction

(a)	Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed.

(b)	The principles of construction set out in the Agreement will have effect as if set out in this Deed.

(c)	Any undertaking by the Subordinated Creditor in this Deed remains in force from the date of this Deed to the Senior Debt Discharge Date.

1.3	Third Party rights
Unless otherwise indicated and save in respect of any other creditor under any of the Finance Documents, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed.

2.	SUBORDINATION

2.1	Ranking
Each of the Parties hereby agrees that the Senior Debt, whether secured or unsecured, shall rank senior in priority to the Subordinated Debt.

2.2	Undertakings of the Company
The Company must not without the prior consent of the Lenders:

(a)	make any payment whatsoever in respect of the Subordinated Debt other than a Permitted Subordinated Debt Payment; or

(b)	secure, in any manner, all or any part of the Subordinated Debt; or

(c)	defease, in any manner, all or any part of the Subordinated Debt; or

(d)
give any financial support (including the taking of any participation, the giving of any guarantee or other assurance or the making of any deposit) to any person in connection with all or any part of the Subordinated Debt; or

(e)	procure any other person to do any of the acts or take any of the actions referred to paragraphs (a) to (d) above.

2.3	Undertakings of the Subordinated Creditor

(a)	The Subordinated Creditor will not without the prior written consent of the Lenders:

(i)
allow to exist or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of all or any of the Subordinated Debt or all or any rights which it may have against the Company in respect of all or any part of the Subordinated Debt; or

(ii)	take or omit to take any action or step whereby the subordination of all or any of the Subordinated Debt might be terminated, impaired or adversely affected.

(b)	The Subordinated Creditor will not without the prior written consent of the Lenders receive any payment save where such payment is a Permitted Subordinated Debt Payment.

(c)	The Subordinated Creditor will not without the prior written consent of the Lenders:

(i)
demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Subordinated Debt or enforce the Subordinated Debt by execution or otherwise;

(ii)	initiate or support or take any steps with a view to, or which may lead to:

(A)	any insolvency, liquidation, reorganisation, administration or dissolution proceedings;

(B)	any voluntary arrangement or assignment for the benefit of creditors; or

(C)	any similar proceedings,
involving the Company or any of its Subsidiaries, whether by petition, convening a meeting, voting for a resolution or otherwise;

(iii)	bring or support any legal proceedings against the Company or any of its Subsidiaries; or

(iv)	otherwise exercise any remedy for the recovery of all or any part of the Subordinated Debt (including, without limitation, the exercise of any right of set-off, counterclaim or lien).

(d)
If the Subordinated Creditor receives any payment which is in breach of any Finance Document, it shall hold such sums on trust for the Facility Agent (acting on behalf of the Lenders) and pay them immediately to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt.

(e)
The Subordinated Creditor and the Company hereby agree for the benefit of the Facility Agent and the Lenders that, notwithstanding the terms of the Subordinated Finance Document and any agreement relating to the Subordinated Debt, the Subordinated Debt is made available on terms such that it is not, save for a Permitted Subordinated Debt Payment or otherwise with the consent of the Lenders, repayable unless and until the Senior Debt Discharge Date shall have occurred.

2.4	Subordination on insolvency
If there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of the Company or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution or other winding-up of the Company or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of the Company, or the Company becomes subject to any event mentioned in Clause 19.6 (Insolvency proceedings) of the Agreement or a voluntary arrangement, then and in any such event:

(a)	the Subordinated Debt shall continue to be subordinated to the Senior Debt;

(b)
any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Subordinated Debt or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of the Company or its estate (the "rights") made to or paid to, or received by the Subordinated Creditor or to which the Subordinated Creditor is entitled shall be held on trust by the Subordinated Creditor for the Lenders and shall forthwith be paid or, as the case may be, transferred or assigned to the Lenders to be applied against the Senior Debt;

(c)
if the trust referred to in paragraph (b) above or paragraph (d) of Clause 2.3 above fails or cannot be given effect to or if the Subordinated Creditor receives and retains the relevant payment or distribution, the Subordinated Creditor will pay over such rights in the form received to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt;

(d)
the Subordinated Creditor acknowledges the rights of the Facility Agent (acting on behalf of the Lenders) to demand, sue and prove for, collect and receive every payment or distribution referred to in paragraph (b) above and give acquittance therefore and to file claims and take such other proceedings, in the Facility Agent's own name or otherwise, as the Facility Agent may deem necessary or advisable for the enforcement of this Deed; and

(e)
the Subordinated Creditor by way of security for its obligations under this Deed irrevocably appoints the Facility Agent to be its attorney in order to enable the Facility Agent to enforce any and all claims upon or with respect to the Subordinated Debt or any part thereof, and to collect and receive any and all payments or distributions referred to in paragraph (b) above or to do anything which that Subordinated Creditor has authorised the Facility Agent or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Facility Agent may delegate that power on such terms as it sees fit).

3.	SET-OFF

(a)	The Subordinated Creditor shall not set off against the Subordinated Debt any amount payable by the Subordinated Creditor to the Company.

(b)
If any part of the Subordinated Debt is discharged in whole or in part by way of set-off, the Subordinated Creditor will promptly pay to the Facility Agent for application in accordance with the terms of paragraph (b) of Clause 2.4 (Subordination on insolvency) an amount equal to the amount of the Subordinated Debt discharged by such set-off.

4.	NEW MONEY
The Subordinated Creditor hereby agrees that the Facility Agent (acting on behalf of the Lenders) may, at its discretion, increase the facility made available to the Company and make further advances to the Company, and each such advance will be deemed to be made under the terms of the Agreement.

5.	PROTECTION OF SUBORDINATION

(a)	The subordination in this Deed is a continuing subordination and benefits the ultimate balance of the Senior Debt.

(b)
Except as provided in this Deed, the subordination is, and the Subordinated Creditor's obligations under this Deed will, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice the subordination or any of the Subordinated Creditor's obligations under this Deed.

6.	MISCELLANEOUS

(a)	This Deed overrides anything in any Subordinated Finance Document to the contrary.

(b)	Any communication in respect of this Deed must be in writing. Contact details for each Party are set out opposite their name, below.

(c)	This Deed is a Finance Document.

7.	ASSIGNMENT

(a)	The Facility Agent (acting on behalf of the Lenders) shall have the full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights, benefits and obligations under any of the Finance Documents are assigned or transferred in accordance with their provisions.

(b)
The Subordinated Creditor shall not assign or transfer all or any of its rights, title, benefit and interest in or to all or any part of the Subordinated Debt unless in full and on or prior to such assignment or transfer the assignee or transferee accedes to this Deed as Subordinated Creditor pursuant to the Subordinated Creditor Accession Deed.

8.	TRUSTS
The Facility Agent shall hold the benefit of this Deed upon trust for itself and the Lenders.

9.	TERMINATION
Subject to Clause 4 (New Money), on the Senior Debt Discharge Date, the terms of this Deed shall terminate.

10.	GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	JURISDICTION
The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts.
IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

Annex 1
Form of Subordinated Creditor Accession Deed

To:	MIZUHO BANK, LTD., as Facility Agent acting on behalf of the Lenders.
To:    WESTERN POWER DISTRIBUTION PLC

From:	[Acceding Subordinated Creditor]

THIS DEED is made on [date] by [Acceding Subordinated Creditor] (the "Acceding Subordinated Creditor") in relation to the subordination deed (the "Subordination Deed") dated [•] between, among others, Western Power Distribution plc. as Company, Mizuho Bank, Ltd. as Facility Agent and the Subordinated Creditor (as defined in the Subordination Deed). Terms defined in the Subordination Deed shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed.
In consideration of the Acceding Subordinated Creditor being accepted as the Subordinated Creditor for the purposes of the Subordination Deed, the Acceding Subordinated Creditor confirms that, as from [date], it intends to be party to the Subordination Deed as the Subordinated Creditor and undertakes to perform all the obligations expressed in the Subordination Deed to be assumed by the Subordinated Creditor and agrees that it shall be bound by all the provisions of the Subordination Deed, as if it had been an original party to the Subordination Deed as the Subordinated Creditor.
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

SIGNATORIES
Company

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION PLC	)
acting by	)	.................................................
Director
In the presence of:
Witness's Signature:    ……………………………………
Name:        ……………………….……………………
Address:    ……………………………….……………

Company contact details:

Address:	[●]
Fax number:	[●]
Phone number:	[●]
E-mail:	[●]
Attention:	[●]
Acceding Subordinated Creditor

EXECUTED as a DEED	)
by [ACCEDING SUBORDINATED CREDITOR]	)
acting by	)	..............................................
Director

In the presence of:
Witness's Signature:    ……………………………………
Name:        ……………………….……………………
Address:    ……………………………….……………
Subordinated Creditor contact details:

Address:	[●]
Fax number:	[●]
Phone number:	[●]
E-mail:	[●]
Attention:	[●]

Facility Agent

EXECUTED as a DEED	)
by MIZUHO BANK, LTD.	)
acting by	)	...............................................
Director

In the presence of:
Witness's Signature:    ……………………………………
Name:        ……………………….……………………
Address:    ……………………………….……………
Facility Agent contact details:

Address:	30 Old Bailey London EC4M 7AU
Fax number:	+44 (0) 203 147 4118
Phone number:	+44 207 012 4703
E-mail:	loanagency@mhcb.co.uk
Attention:	Agency Department

Annex 2
Form of Certificate

To:    Mizuho Bank, Ltd. as Facility Agent
From:    [Western Power Distribution plc]
Date:    [●]

Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [●] 2017 (the "Agreement") and Subordination Deed dated [●] (the "Deed")

1.	We refer to the Agreement and the Deed. Capitalised terms defined in the Deed have the same meaning in this Certificate, unless given a different meaning in this Certificate.

2.	We confirm that the Company will make [insert type of payment] of [insert amount and currency] under [insert description of relevant Subordinated Finance Document] on [insert date of payment].

3.
We confirm that, taking into account such payment, the Company will be in compliance with its obligations under Clause 17 (Financial Covenants) of the Agreement on each of the next two Measurement Dates (as such term is defined in the Agreement).

WESTERN POWER DISTRIBUTION PLC
By:

Director

By:

Director

SIGNATORIES
Company

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION PLC	)
acting by	)	............................................
Director
In the presence of:
Witness's Signature:    ……………………………………
Name:        ……………………….……………………
Address:    ……………………………….……………
Company contact details:

Address:	[●]
Phone number:	[●]
E-mail:	[●]
Attention:	[●]
Subordinated Creditor

EXECUTED as a DEED	)
by [SUBORDINATED CREDITOR]	)
acting by	)	.............................................
Director
In the presence of:
Witness's Signature:    ……………………………………
Name:        ……………………….……………………
Address:    ……………………………….……………
Subordinated Creditor contact details:

Address:	[●]
Fax number:	[●]
Phone number:	[●]
E-mail:	[●]
Attention:	[●]

Facility Agent

EXECUTED as a DEED	)
by MIZUHO BANK, LTD.	)
acting by	)	...........................................
Director

In the presence of:
Witness's Signature:    ……………………………………
Name:        ……………………….……………………
Address:    ……………………………….……………
Facility Agent contact details:

Address:	30 Old Bailey London EC4M 7AU
Fax number:	+44 (0) 203 147 4118
Phone number:	+44 207 012 4703
E-mail:	loanagency@mhcb.co.uk
Attention:	Agency Department

SCEDULE 11
FORM OF DISTRIBUTION CERTIFICATE

To:    Mizuho Bank, Ltd. as Facility Agent
From:    [Western Power Distribution plc]
Date:    [●]

Western Power Distribution plc - £230,000,000 Term Facility Agreement dated [●] 2017 (the "Facility Agreement")

1.
We refer to the Facility Agreement. Capitalised terms defined in the Facility Agreement have the same meaning in this Distribution Certificate, unless given a different meaning in this Distribution Certificate

2.	We confirm that the Company will make [insert type of payment] of [insert amount and currency] on [insert date of payment].

3.
We confirm that, taking into account such payment, the Borrower will be in compliance with its obligations under Clause 17 (Financial Covenants) of the Facility Agreement on each of the next two Measurement Dates.

WESTERN POWER DISTRIBUTION PLC
By:
Director

By:
Director

SIGNATORIES
THE BORROWER

Signed by for and on behalf of WESTERN POWER DISTRIBUTION PLC	) ) /s/ D. C. S. Oosthuizen ) ) Daniel Oosthuizen

Address:	Western Power Distribution plc Avonbank Feeder Road Bristol BS2 OTB
Tel:	+44 117 933 2354
E-mail:	wpdtreasuryconfirms@westernpower.co.uk
Attention:	Treasury Team

THE MANDATED LEAD ARRANGERS

Signed by for and on behalf of HSBC BANK PLC	) ) /s/ Nick Baker ) ) Nick Baker

Address:	3 Rivergate Temple Quay Bristol BS1 3ER United Kingdom
Tel:	+44 345 583 9817
E-mail:	sharondaw@hsbc.com

Signed by for and on behalf of MIZUHO BANK, LTD.	) ) /s/ Mark Ralston ) ) Mark Ralston

Address: Tel: Fax: E-mail:	30 Old Bailey London EC4M 7AU +44 (0) 203 147 4118 +44 207 012 4301 csg@mhcb.co.uk

THE ORIGINAL LENDERS

Signed by for and on behalf of HSBC BANK PLC	) ) /s/ Nick Baker ) ) Nick Baker

Address:	3 Rivergate Temple Quay Bristol BS1 3ER United Kingdom
Tel:	+44 345 583 9817
E-mail:	sharondaw@hsbc.com

Signed by for and on behalf of MIZUHO BANK, LTD.	) ) /s/ Mark Ralston ) ) Mark Ralston

Address: Tel: Fax: E-mail:	30 Old Bailey London EC4M 7AU +44 (0) 203 147 4118 +44 207 012 4301 csg@mhcb.co.uk

THE FACILITY AGENT

Signed by for and on behalf of MIZUHO BANK, LTD.	) ) /s/ Mark Ralston ) ) Mark Ralston
Address: 30 Old Bailey London EC4M 7AU Tel: +44 (0) 203 147 4118 Fax: +44 207 012 4053 E-mail: loanagency@mhcb.co.uk